U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2010

ADA-ES, INC.

(Name of registrant as specified in its charter)

Colorado	000-50216	84-1457385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8100 SouthPark Way, Unit B, Littleton, Colorado	80120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303)734-1727

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

ADA-ES, Inc. (“ADA-ES”) held its 2010 Annual Meeting of Shareholders (the “Annual Meeting”) on June 16, 2010. At the Annual Meeting, stockholders considered and voted upon three proposals. The proposals, number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each such matter are set forth below.

On April 30, 2010, the record date for the Annual Meeting, 7,410,976 shares of ADA-ES’s common stock were issued and outstanding.

(1)	Proposal: Elect nine directors of ADA-ES.

Votes
Director Name	For	Against	Broker Non-Votes
Robert N. Caruso	2,225,728	260,293	3,646,408
Michael D. Durham	2,228,921	257,100	3,646,408
John W. Eaves	2,229,091	256,930	3,646,408
Derek C. Johnson	2,226,291	259,730	3,646,408
Ronald B. Johnson	2,227,021	259,000	3,646,408
W. Phillip Marcum	2,229,321	256,700	3,646,408
Mark H. McKinnies	2,253,043	232,978	3,646,408
Jeffrey C. Smith	2,255,513	230,508	3,646,408
Richard J. Swanson	2,226,421	259,600	3,646,408

(2)	Proposal: Ratify the Audit Committee’s selection of Erhardt, Keefe, Steiner & Hottman PC as ADA-ES’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

Votes
For	Against	Abstain	Broker Non-Votes
6,016,328	26,363	89,738	0

(3)	Proposal: Approve the Stock Issuance Plan for the issuance of shares of ADA-ES’s common stock in excess of 20% of the amount of ADA-ES’s outstanding shares of common stock and not more than 3.5 million shares, including shares of common stock potentially underlying preferred stock, options and/or warrants, in connection with raising capital for implementing our growth plans and general working capital purposes.

Votes
For	Against	Abstain	Broker Non-Votes
2,174,234	221,515	90,272	3,646,408

Results: For Proposal (1), all director nominees were elected to the Board. For Proposals (2) and (3), both matters passed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2010

ADA-ES, Inc. Registrant

/s/ MARK H. MCKINNIES
Mark H. McKinnies
Chief Financial Officer